Exhibit 5.1

December 1, 2008

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Ladies and Gentlemen:

Reference is made to the registration under the Securities Act of 1933 (the “Act”) of an aggregate of 4,500,000 shares (the “Shares”) of the common stock, no par value (the “Common Stock”) of Pacific Capital Bancorp (the “Company”) to be offered upon the terms and subject to the conditions set forth in the Pacific Capital Bancorp Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

I have examined or considered originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Restatement of Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as I have deemed necessary or appropriate for the expression of the opinions contained herein. I have also reviewed the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to the Shares.

I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

Based on the foregoing and having regard for such legal consideration as I have deemed relevant, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States of America and the California General Corporate Law, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Frederick W. Clough
Frederick W. Clough
Executive Vice President
and General Counsel